Oasis Petroleum Inc. Postpones First Quarter 2020 Earnings Release
HOUSTON, May 11, 2020 /PRNewswire/ -- Oasis Petroleum Inc. (Nasdaq: OAS) (“Oasis” or the “Company”) today announced that it will postpone its first quarter 2020 earnings release and conference call, previously scheduled for today at 10:00 a.m. Central Time. The Company is completing the review of its unaudited condensed consolidated financial statements, including the finalization of certain documentation which may impact the presentation and disclosure of certain financial statement line items. That documentation is in process and is expected to be completed in the near term. The Company will make an announcement in a subsequent press release to schedule the date and time of its first quarter 2020 earnings conference call. As a result of this delay, the Company will also file a Form 12b-25 with the U.S. Securities and Exchange Commission relating to the Company’s report on Form 10-Q for the period ended March 31, 2020. This filing gives the Company an additional five days to file its Form 10-Q and still be deemed to have been filed in a timely manner.  It is the Company’s current expectation that it will make its Form 10-Q filing within the five-day grace period stipulated by Rule 12b-25, though no assurance can be provided in that regard.
The Company expects total revenues will decrease approximately $187.9 million to approximately $387.8 million for the three months ended March 31, 2020 from the same period in 2019; impairment expense will increase to approximately $4,823.7 million for the three months ended March 31, 2020 from the same period in 2019; and total operating expenses, including the impairment expense, will increase approximately $4,739.2 million to approximately $5,261.6 million for the three months ended March 31, 2020 from the same period in 2019. The anticipated changes were primarily attributable to the significant decline in the Company’s realized prices for crude oil, natural gas and natural gas liquids caused by the collapse in demand for such products beginning in March 2020 as a result of Saudi Arabia and the Organization of the Petroleum Exporting Countries’ actions as well as the ongoing impact of stay at home orders issued in response to the novel coronavirus 2019 (“COVID-19”) pandemic. The results presented are preliminary, unaudited and subject to change pending the filing of the Company’s Form 10-Q for the period ended March 31, 2020.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the Company’s anticipated financial results for the first quarter of 2020 as well as the anticipated filing of its Form 10-Q for such quarter. These statements are based on certain assumptions made by the Company based on management’s review of the first quarter 2020 financial results to date as well as the process necessary to complete those results. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers and communities, weather and environmental conditions, the timing of planned capital expenditures, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production, the unprecedented nature of the current economic downturn, the COVID-19 pandemic and the related decline of the crude oil exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to foreign oil production and the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of onshore, unconventional crude oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.
SOURCE Oasis Petroleum Inc.
For further information: Oasis Petroleum Inc., Bob Bakanauskas, (281) 404-9600, Director, Investor Relations